SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Amendment to
                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933


                            IVI COMMUNICATIONS, INC.
               (Exact name of Registrant as specified in charter)


       NEVADA                                                  33-0965560
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


 6171 W. Century Blvd., Suite 130, Los Angeles, CA                      90045
---------------------------------------------------                -------------
(Address of Principal Executive Officers)                            (Zip Code)

                          CSC Services of Nevada, Inc.
                          502 East John Street, Room E
                              Carson City, NV 89706
                     (Name and address of agent for service)

                                 (775) 882-3072
          (Telephone number, including area code, of agent for service)


                    2005 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

Copies of all communications to:

                              John Holt Smith, Esq.
                             Kelly Lytton & Vann LLP
                        1900 Avenue of the Stars, Suite 1450
                          Los Angeles, California 90067
                                 (310) 277-5333

                           CALCULATION OF REGISTRATION FEE
==============================================================================
                                Proposed       Proposed
Title of                        maximum        maximum
securities      Amount          offering       aggregate       Amount of
To be           to be           price          offering        registration
Registered      registered      per share      price           fee
-----------     ----------      ---------      ----------      -----------
Common          12,000,000       $0.25         $3,000,000(2)   $380.10
(value,$.001                    shares(1)
per share)
==============================================================================
(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on October 27, 2004, as reported on the Pink Sheets.



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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement of IVI Communications, Inc.:

     (a) Quarterly report on Form 10-QSB for quarter ended June 30, 2004;

     (b) Change in Accountants reported on Form 8-K July 2, 2004;

     (c) Annual Report on Form 10-KSB for the year ended March 31, 2004;

     (d) Quarterly report on Form 10-QSB for quarter ended December 31, 2003;

     (e) Quarterly report on Form 10-QSB for quarter ended September 30, 2003;

     (f) Quarterly report on Form 10-QSB for quarter ended June 30, 2003;

     (g) Annual Report on Form 10-KSB for the year ended March 31, 2003;

     (h) Name change reported on Form 8-K September 5, 2002;

     (i) Plan of Reorganization reported on Form 8-K May 24, 2002


     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES

     The Registrant's authorized capital stock consists of 5,000,000 shares of Preferred Stock, $.001 par value, none issued; and 100,000,000 shares of Common Stock, $.001 par value, of which 64,439,345 shares are issued and outstanding as of October 1, 2004.

     Subject to the rights of the holders of any series of preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Registrant, the holders of Common Stock are entitled to receive a pro rata share of all assets available for distribution to stockholders after payment of all obligations of the Registrant including dividends and preferences attributed to any series of preferred stock. The shares of Common Stock have no cumulative voting rights or preemptive or other subscription rights and there are no conversion rights or redemption provisions with respect to such shares. The shares of Common Stock presently outstanding are validly issued, fully paid and non-assessable. Authorized Common Stock may be issued at any time and from time to time, in such amounts, and for such consideration as may be fixed by the Board of Directors of the Registrant.



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



Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities that may be offered under the IVI Communications 2005 Employee Stock Compensation Plan (the "Plan") will be passed upon for IVIC by John Holt Smith of Kelly Lytton & Vann LLP, Attorneys at Law, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonably incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


Item 8. EXHIBITS.


EXHIBIT
NUMBER      DESCRIPTION
---------   --------------
  4.6       Amended Employee Stock Compensation Plan dated June 23,2004

  5.1       Opinion of Counsel regarding legality

 23.1       Consent of Counsel (included in Exhibit 5.1)

 23.2       Consent of Independent Public Accountants, Malone & Bailey, PLLC

 23.3       Consent of Independent Public Accountants, Bagell Josephs &
            Company, LLC

Item 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the date below.



DATED:  October 27, 2004                    IVI COMMUNICATIONS, INC.



                                            By /s/ Nyhl Henson
                                            ----------------------------
                                            Nyhl Henson




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the Capacities and on the dates respectively indicated.





/s/  Nyhl Henson                                   Date:  October 27, 2004
--------------------------------
Nyhl Henson
Director and President


/s/ Charles J Roodenburg                           Date:  October 27, 2004
--------------------------------
Charles J Roodenburg
Director and Secretary